UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2006

ABAXIS, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Whipple Road Union City, CA 94587
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

          The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

          On April 27, 2006, Abaxis, Inc., announced its financial results for the fourth quarter and fiscal year ended March 31, 2006 and certain other information.  A copy of Abaxis’ press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

          The earnings release presents Abaxis’ income from operations and net income attributable to common shareholders.  To supplement the financial statements presented in accordance with GAAP, Abaxis uses non-GAAP measures of operating income per share on a pro forma basis, which is not a measurement of performance under accounting principles generally accepted in the United States of America.  Management uses these measures in comparing Abaxis’ historical performance and believes that these measures provide meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

          The earnings release includes the schedule that reconciles Abaxis’ statement of operations prepared in accordance with generally accepted accounting principles to its results on a pro forma basis for the three- and twelve-month periods ended March 31, 2006 and 2005.

Item 9.01  Financial Statements and Exhibits.

          (d)     Exhibits.

          The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated April 27, 2006 (furnished pursuant to Item 2.02).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 27, 2006

Abaxis, Inc.

By:	/s/ Alberto Santa Ines

Alberto Santa Ines
Vice President, Finance and
Chief Financial Officer

Abaxis, Inc.
INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated April 27, 2006.